EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    11/18/05

                         WEEKLY ROR               MTD ROR                YTD ROR
CLASS A UNITS               0.71%                  3.65%                  -2.58%
CLASS B UNITS               0.70%                  3.61%                  -3.38%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 18, 2005

The Grant Park Futures Fund posted small gains during the previous week. Positions in the stock indices, metals and agricultural/soft commodities provided the bulk of gains while losses were mainly the result of positions in the interest rate sector.

Forecasts for improved earnings growth from General Electric and Hewlett-Packard helped U.S. share markets close the week in higher territory, benefiting long positions in the stock index sector. The S&P Composite index settled 12.20 points better while the NASDAQ-100 rallied 24.00 points for the week. Long positions in the Tokyo Nikkei gained ground as that index reached its highest level in nearly five years. The rally was mainly attributed to heavy buying of Sony Corp. and other technology stocks. Gains also came from longs in the Australian SPI, German DAX and London FTSE-100 as those indices settled higher for the week.

Long positions in the metals sector were profitable as December gold on COMEX rallied $16.80 to close the week at $486.20 per ounce. Analysts said that aggressive buying on behalf of commodity funds was behind the rally, pushing the contract to $488.70, its highest level since January of 1988. Friday's close marked a 14% gain for gold since the beginning of 2005. Gains also came from positions in the base metals as prices for copper and zinc settled higher for the session.

Positions in the agricultural/soft commodity sector were profitable. December corn fell 4.25 cents to close at $1.9125 per bushel, benefiting short positions. Commentators said that the lower close was the result of technical based selling in the aftermath of last weeks' sell-off on news that the U.S. Department of Agriculture had increased its ending stocks estimates (actual amount of corn used) for 2005-06. Short positions in the soybeans, wheat and soybean oil also posted gains as those markets closed lower for the week. Long positions in the sugar market were rewarded as the March contract closed at 11.98 cents per pound, 0.5 cents higher than last week's settlement.

Lastly, losses came from positions in the interest rate sector. Short positions in the domestic financial markets were setback as prices for Treasury bond and note futures closed higher for the week. Analysts said that investors were optimistic after Federal Reserve Chairman nominee Ben Bernanke told the Senate Banking Committee that, if confirmed, he would closely monitor inflation in the same manner as present Fed chief Alan Greenspan. Eurodollar prices were also higher for the week, adding to losses from short positions.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

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Additionally, losses came from short positions in the overseas markets as prices for Australian Ten-year and Three-year bonds rallied for the week. Prices for British short sterling and London long gilts were also higher, hurting short positions.































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com